Exhibit 10.34

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Addendum No. 1 to the Master Supply Agreement Dated as of April 1, 2009

This Addendum No.1 to the Master Supply Agreement dated as of April 1, 2009 (the “Addendum”) is effective as of April 1, 2010 (the “Addendum Effective Date”), by and between diaDexus, Inc. (“diaDexus”), and Berkeley HeartLab, Inc. (“Lab”).

WHEREAS, Lab and diaDexus are parties to that certain Master Supply Agreement dated April 1, 2009 (the “Agreement”);

WHEREAS, the parties desire to amend such Agreement to extend the term of the Agreement, make other changes to the Agreement.

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meaning assigned to them in the Agreement. Notwithstanding the foregoing, any reference to “Product Addendum” in the Agreement shall be amended to read “Amended Product Addendum” as defined in Section 3 of this Addendum.

2. Term. Section C of the Agreement is hereby deleted in its entirety and replaced with the following:

The term of the Agreement shall commence on April 1, 2009 and expire [*] (the “Term”), unless terminated earlier pursuant to Paragraph N or P. Expiration or termination of this Agreement for any reason will not release a party from any obligation that has accrued prior to the effective date of such expiration or termination. Obligations set forth in the Amended Product Addendum and Paragraphs B, C, E, J, Q, R, S, T, U, V, W, X, DD and FF shall survive expiration or termination of this Agreement.

3. Monthly Testing Volume Reports. The first sentence of Section J of the Agreement is hereby deleted in its entirety and replaced with the following:

Lab will provide diaDexus with monthly testing volume reports sorted by US Zip Code and international territories in the Final Report.

4. Product Addendum. The Product Addendum attached to the Agreement shall be deleted in its entirety and replaced with the Amended Product Addendum attached hereto and incorporated herein. [*]

5. Entire Agreement. In the event of any conflict between the terms and conditions of this Addendum and the Agreement, the terms and conditions of this Addendum shall control. Except as otherwise provided in the Addendum, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This Addendum and the Agreement (as amended hereby), including without limitation all Attachments hereto, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this Addendum shall be deemed to be amended unless such Addendum is in writing, signed by all parties hereto, and recites specifically that it is an addendum to the terms of this Addendum.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their fully authorized representatives.

diaDexus, Inc.:	Berkeley HeartLab, Inc.:

By: /s/ Patrick Plewman	By: /s/ Jonathan Wolin

Name: Patrick Plewman	Name: Jonathan Wolin

Title: President and CEO	Title: Secretary

Date: March 31, 2010	Date: March 31, 2010

Approved as to legal form for BHL:	/s/ Victor K. Lee
Victor K. Lee (March 31, 2010)

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diaDexus - Berkeley HeartLab, Inc.
AMENDED PRODUCT ADDENDUM

PRODUCT EXHIBIT

Catalog #	Description	Lab Price
90116	PLAC® Test Kit for Hitachi Series Analyzers 250 Test Kit for Hitachi, Roche Hitachi Modular P Automated Clinical Chemistry Analyzers	[*]

90108	PLAC® Calibrator Kit for Automated Clinical Chemistry Analyzers	[*]

90109	PLAC® Control Kit for Automated Clinical Chemistry Analyzers	[*]

[*]

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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